POWER OF ATTORNEY

The undersigned, being a person required to file statements under Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) and Section 30(h) of the Investment Company Act of 1940 (the “1940 Act”) with respect to certain closed-end investment companies advised or serviced by Guggenheim Funds Investment Advisors, LLC or its affiliates, as listed on Annex A hereto as may be amended from time to time (the “Guggenheim Closed-End Funds”), hereby authorizes, designates and appoints Amy J. Lee, Mark E. Mathiasen and Michael P. Megaris to act as such person’s true and lawful attorney-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form 3, Form 4 and For 5 and any successor forms adopted by the Securities Exchange Commission (the “Commission”), as required by the 1934 Act and the 1940 Act, and the rules and regulations thereunder, and to take such other actions as such attorney-in-fact may deem necessary or appropriate in connection with such statements (including without limitation, completing, executing and filing with the Commission an application for EDGAR codes (i.e., Central Index Key (“CIK”) and the CIK confirmation code (“CCC”)) on Form ID) hereby confirming and ratifying all actions that such attorney-in-fact has taken or may take in reliance hereon.  This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until the undersigned no longer has an obligation to file statements under the acts cited above with respect to the Guggenheim Closed-End Funds, or until specifically revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Guggenheim Funds Investment Advisors, LLC or its affiliates.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the 18th day of October, 2021.

Signature:

/s/  Sandra G. Sponem

Sandra G. Sponem, Trustee

Annex A

Fiduciary/Claymore Energy Infrastructure Fund (“FMO”)

Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust (“GBAB”)

Guggenheim Credit Allocation Fund (“GGM”)

Guggenheim Strategic Opportunities Fund (“GOF”)

Guggenheim Enhanced Equity Income Fund (“GPM”)

Guggenheim Energy & Income Fund (“XGEIX”)

Guggenheim Active Allocation Fund (“GUG”)